Exhibit 99.1
ChargePoint reports third quarter fiscal year 2023 financial results

Third quarter fiscal 2023 revenue of $125 million representing 93% year-over-year growth

•GAAP and Non-GAAP gross margin both improved 1 percentage point quarter-over-quarter
•ChargePoint guides to fourth quarter fiscal 2023 revenue of $160-$170 million; full-year revenue guidance range revised upward $5 million from previous midpoint to $475 million to $485 million
•ChargePoint guides to improving operating leverage with full fiscal year Non-GAAP operating expenses of $325-$335 million, a decrease of $30 million from prior guidance at midpoint

Campbell, Calif. – December 1, 2022 – ChargePoint Holdings, Inc. (NYSE:CHPT) (“ChargePoint”), a leading electric vehicle (EV) charging network, today reported results for its third quarter of fiscal 2023 ended October 31, 2022.
“ChargePoint delivered another quarter of growth exceeding 90% year-over-year, as we continue to scale the business to meet strong demand for our solutions across North America and Europe,” said Pasquale Romano, President and CEO of ChargePoint. “Our networked, asset-light business model continues to enable our growth as we strive to deliver improved margins and operating leverage.”
Third Quarter Fiscal 2023 Financial Overview

•Revenue. Third quarter revenue was $125.3 million, up 93% from $65.0 million in the prior year’s same quarter. Networked charging systems revenue for the third quarter was $97.6 million, up 105% from $47.5 million in the prior year’s same quarter and subscription revenue was $21.7 million, up 62% from $13.4 million in the prior year’s same quarter.

•Gross Margin. Third quarter GAAP gross margin was 18%, down from 25% in the prior year's same quarter primarily due to supply chain disruptions, which affected both cost and supply availability, and increased new product introduction and transition costs. Third quarter non-GAAP gross margin, which primarily excludes stock-based compensation expense and amortization from acquired intangible assets, improved sequentially to 20%, but was down from 27% in the prior year's same quarter due to the same factors.

•Net Income/Loss. Third quarter GAAP net loss was $84.5 million, as compared to $69.4 million in the prior year's same quarter. Non-GAAP pre-tax net loss in the third quarter, which excludes $25.7 million in stock-based compensation expense, $2.8 million amortization expense from acquired intangible assets and other items, was $56.4 million as compared to $47.3 million in the prior year's same quarter.
•Liquidity. As of October 31, 2022, cash and short term investments on the balance sheet were $397.6 million.
•Shares Outstanding. As of October 31, 2022, there were approximately 342 million shares of common stock outstanding.
For a reconciliation of GAAP to non-GAAP results, please see the tables below.
Fourth Quarter and Full Year Guidance
For the fourth fiscal quarter ending January 31, 2023, ChargePoint expects:
•Revenue of $160 million to $170  million. At the midpoint, this represents an anticipated increase of 108% as compared to the prior year’s same quarter
•A sequential Non-GAAP gross margin improvement from the third quarter's 20%, resulting in annual gross margin below previous guidance
For the full fiscal year ending January 31, 2023, ChargePoint expects:

•Revenue of $475 million to $485 million. At the midpoint, this represents an anticipated increase of $5 million as compared to previous guidance
•Non-GAAP operating expenses of $325 million to $335 million. At the midpoint, this represents an anticipated decrease of $30 million as compared to previous guidance
Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization expense of acquired intangible assets, acquisition earn-out-related payroll tax expense, and non-recurring costs and professional services fees related to acquisitions and security offerings. ChargePoint is not able to present a reconciliation of its non-GAAP financial guidance to the corresponding GAAP measures because certain items that impact these measures are uncertain or out of its control, or cannot be reasonably predicted, including stock-based compensation expense, without unreasonable effort. The actual amounts of such reconciling items will have a significant impact on ChargePoint's GAAP gross margin and GAAP operating expenses.
Conference Call Information
ChargePoint will host a webcast today at 1:30 p.m. Pacific / 4:30 p.m. Eastern to review its third quarter fiscal 2023 financial results and its outlook for the fourth quarter of and full year fiscal 2023.
Investors may access the webcast, supplemental financial information and investor presentation at ChargePoint’s investor relations website (investors.chargepoint.com) under the “Events and Presentations” section. A replay will be available three hours after the conclusion of the webcast and archived for one year.
About ChargePoint
ChargePoint is creating a new fueling network to move people and goods on electricity. Since 2007, ChargePoint has been committed to making it easy for businesses and drivers to go electric with one of the largest EV charging networks and a comprehensive portfolio of charging solutions available today. The ChargePoint cloud subscription platform and software-defined charging hardware are designed to include options for every charging scenario from home and multifamily to workplace, parking, hospitality, retail and transport fleets of all types. Today, one ChargePoint account provides access to hundreds-of-thousands of places to charge in North America and Europe. To date, more than 133 million charging sessions have been delivered, with drivers plugging into the ChargePoint network on average every second. For more information, visit the ChargePoint pressroom, the ChargePoint Investor Relations site, or contact the ChargePoint North American or European press offices or Investor Relations.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks, uncertainties, and assumptions including statements regarding our financial outlook for the fourth fiscal quarter and fiscal year ending January 31, 2023. There are a significant number of factors that could cause actual results to differ materially from the statements made in this press release, including: the impact of the ongoing COVID-19 pandemic, geopolitical events including the Russian invasion of Ukraine, macroeconomic trends including changes in inflation or interest rates, or other events beyond our control on the overall economy, our business and those of our customers and suppliers, including due to supply chain disruptions, component shortages and expense increases; our limited operating history as a public company; our ability as an organization to successfully acquire and integrate other companies, products or technologies in a successful manner; our dependence on widespread acceptance and adoption of EVs and increased installation of charging stations; our current dependence on sales of charging stations for most of our revenues; overall demand for EV charging and the potential for reduced demand for EVs if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of EVs or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; supply chain interruptions, delays and expense increases may adversely affect our sales, revenue and gross margins; unexpected delays in new product introductions; our ability to expand our operations and market share in Europe; the need to attract additional fleet operators as customers; potential adverse effects on our revenue and gross margins due to new product introductions, supply chain disruptions, component shortages and related expense increases or if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by us; the effects of competition; risks related to our dependence on our intellectual property; and the risk that our technology could have undetected defects or errors. Additional risks and uncertainties that could affect our financial results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on September 8, 2022, which is available on our website at investors.chargepoint.com and on the SEC’s website at www.sec.gov. Additional information will also be set forth in other filings that we make with the SEC from time to time. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by applicable law.

Use of Non-GAAP Financial Measures
ChargePoint has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). ChargePoint uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors to evaluate ongoing operating results and trends, and in comparing ChargePoint’s financial results with other companies in its industry as well other technology companies, many of which present similar non-GAAP financial measures.
The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with ChargePoint’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of ChargePoint’s historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Non-GAAP Gross Profit (Gross Margin). ChargePoint defines non-GAAP gross profit as gross profit excluding amortization expense of acquired intangible assets and stock-based compensation expense. Non-GAAP gross margin is non-GAAP gross profit as a percentage of revenue.

Non-GAAP Cost of Revenue and Operating Expenses (includes Non-GAAP research and development, Non-GAAP sales and marketing and Non-GAAP general and administrative). ChargePoint defines Non-GAAP cost of revenue and operating expenses as cost of revenue and operating expenses excluding amortization expense of acquired intangible assets, stock-based compensation expense, earn-out-related payroll tax expense, and non-recurring costs and professional services fees associated with acquisitions and registration filings, and non-cash charges related to tax liabilities.

Non-GAAP Net Loss. ChargePoint defines non-GAAP net loss as net income (loss) excluding amortization expense of acquired intangible assets, stock-based compensation expense and the associated stock-based payroll tax expense, earn-out-related payroll tax expense, offering costs allocated to warrant liabilities, non-recurring costs and professional services fees associated with acquisitions and registration filings, and non-cash charges related to the revaluation of warrants, tax liabilities, earn-out liabilities, and other financial instruments. These amounts do not reflect the impact of any related tax effects. Non-GAAP pre-tax net loss is non-GAAP net loss adjusted for provision for income taxes.
Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures to analyze financial results and trends. In particular, many of the adjustments to ChargePoint’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in its financial results for the foreseeable future, such as stock-based compensation, which is an important part of ChargePoint’s employees’ compensation and impacts hiring, retention and performance. Furthermore, these non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP, and the components that ChargePoint excludes in its calculation of non-GAAP financial measures may differ from the components that other companies exclude when they report their non-GAAP results. ChargePoint compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. In the future, ChargePoint may also exclude other expenses it determines do not reflect the performance of ChargePoint’s operating results.
CHPT-IR
Contacts
Investor Relations
Patrick Hamer
VP, Capital Markets and Investor Relations
Patrick.Hamer@chargepoint.com
investors@chargepoint.com
Press
AJ Gosselin
Director, Corporate Communications
AJ.Gosselin@chargepoint.com
media@chargepoint.com

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2022	2021	2022	2021
Revenue
Networked charging systems	$97,592	$47,511	$241,291	$115,185
Subscriptions	21,670	13,397	59,561	36,303
Other	6,079	4,126	14,415	10,177
Total revenue	125,341	65,034	315,267	161,665
Cost of revenue
Networked charging systems	85,821	38,720	216,439	97,846
Subscriptions	13,400	7,637	37,305	21,107
Other	3,439	2,621	8,581	6,662
Total cost of revenue	102,660	48,978	262,325	125,615
Gross profit	22,681	16,056	52,942	36,050
Operating expenses
Research and development	48,132	36,751	148,237	102,535
Sales and marketing	35,382	24,361	101,842	62,258
General and administrative	22,445	20,268	66,339	57,467
Total operating expenses	105,959	81,380	316,418	222,260
Loss from operations	(83,278)	(65,324)	(263,476)	(186,210)
Interest income	1,905	25	3,471	72
Interest expense	(2,606)	(3)	(6,467)	(1,502)
Change in fair value of redeemable convertible preferred stock warrant liability	—	—	—	9,237
Change in fair value of assumed common stock warrant liabilities	—	(2,429)	(24)	30,911
Change in fair value of contingent earnout liability	—	—	—	84,420
Transaction costs expensed	—	—	—	(7,031)
Other expense, net	(943)	(2,025)	(2,646)	(2,200)
Net loss before income taxes	(84,922)	(69,756)	(269,142)	(72,303)
Benefit from income taxes	(442)	(314)	(2,696)	(211)
Net loss	$(84,480)	$(69,442)	$(266,446)	$(72,092)
Cumulative undeclared dividends on redeemable convertible preferred stock	—	—	—	(4,292)
Deemed dividends attributable to vested option holders	—	—	—	(51,855)
Deemed dividends attributable to common stock warrants holders	—	—	—	(110,635)
Net loss attributable to common stockholders, basic	$(84,480)	$(69,442)	$(266,446)	$(238,874)
Gain attributable to earnout shares issued	—	—	—	(84,420)
Change in fair value of dilutive warrants	—	—	—	(51,106)
Net loss attributable to common stockholders, diluted	$(84,480)	$(69,442)	$(266,446)	$(374,400)
Net loss per share - Basic	$(0.25)	$(0.21)	$(0.79)	$(0.84)
Net loss per share - Diluted	$(0.25)	$(0.21)	$(0.79)	$(1.28)
Weighted average shares outstanding - Basic	339,595,385	325,034,920	337,037,111	286,025,483
Weighted average shares outstanding - Diluted	339,595,385	325,034,920	337,037,111	292,575,318

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	October 31, 2022	January 31, 2022
Assets
Current assets:
Cash and cash equivalents	$188,273	$315,235
Restricted cash	400	400
Short-term investments	208,887	—
Accounts receivable, net	123,028	75,939
Inventories	62,449	35,879
Prepaid expenses and other current assets	58,589	36,603
Total current assets	641,626	464,056
Property and equipment, net	38,706	34,593
Intangible assets, net	89,637	107,209
Operating lease right-of-use assets	21,890	25,535
Goodwill	201,742	218,484
Other assets	6,982	6,020
Total assets	$1,000,583	$855,897
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$44,537	$27,576
Accrued and other current liabilities	111,910	84,328
Deferred revenue	81,912	77,142
Total current liabilities	238,359	189,046
Deferred revenue, noncurrent	93,306	69,666
Debt, noncurrent	294,635	—
Operating lease liabilities	22,309	25,370
Deferred tax liabilities	12,349	17,697
Other long-term liabilities	1,035	7,104
Total liabilities	661,993	308,883
Stockholders' equity (deficit):
Common stock	34	33
Additional paid-in capital	1,451,711	1,366,855
Accumulated other comprehensive loss	(35,054)	(8,219)
Accumulated deficit	(1,078,101)	(811,655)
Total stockholders' equity	338,590	547,014
Total liabilities and stockholders' equity	$1,000,583	$855,897

ChargePoint Holdings, Inc.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Nine Months Ended October 31,
	2022	2021
Cash flows from operating activities
Net loss	$(266,446)	$(72,092)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	18,562	10,158
Non-cash operating lease cost	3,539	3,066
Stock-based compensation	67,644	51,893
Amortization of deferred contract acquisition costs	1,729	1,291
Change in fair value of redeemable convertible preferred stock warrant liability	—	(9,237)
Change in fair value of common stock warrant liabilities	24	(30,911)
Change in fair value of contingent earnout liabilities	—	(84,420)
Transaction costs expensed	—	7,031
Reserves and Other	11,490	1,833
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(50,402)	(26,579)
Inventories	(30,057)	3,498
Prepaid expenses and other assets	(24,730)	(18,879)
Operating lease liabilities	(3,603)	(2,193)
Accounts payable	14,551	10,633
Accrued and other liabilities	12,638	16,110
Deferred revenue	28,410	29,715
Net cash used in operating activities	(216,651)	(109,083)
Cash flows from investing activities
Purchases of property and equipment	(14,142)	(12,064)
Purchases of short term investments	(284,835)	—
Maturities of investments	75,000	—
Cash paid for acquisitions, net of cash acquired	(2,756)	(205,329)
Net cash used in investing activities	(226,733)	(217,393)
Cash flows from financing activities
Proceeds from the exercise of warrants	6,354	118,845
Merger and PIPE financing	—	511,646
Payments of transaction costs related to Merger	—	(32,468)
Payment of tax withholding obligations on settlement of earnout shares	—	(20,895)
Proceeds from issuance of debt securities, net of discount and issuance costs	293,972	—
Repayment of borrowings	—	(36,051)
Proceeds from the issuance of common stock under employee equity plans, net of tax withholding	10,760	4,214
Change in driver funds and amounts due to customers	6,911	1,933
Net cash provided by financing activities	317,997	547,224
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(1,575)	(748)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(126,962)	220,000
Cash, cash equivalents, and restricted cash at beginning of period	315,635	145,891
Cash, cash equivalents, and restricted cash at end of period	$188,673	$365,891

ChargePoint Holdings, Inc.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, unaudited)

	Three Months Ended October 31, 2022		Three Months Ended October 31, 2021		Nine Months Ended October 31, 2022		Nine Months Ended October 31, 2021
Cost of Revenue:
GAAP cost of revenue	$102,660		$48,978		$262,325		$125,615
Stock-based compensation expense	(1,145)		(885)		(3,271)		(3,073)
Amortization of intangible assets	(723)		(426)		(2,091)		(426)
Non-GAAP cost of revenue	$100,792		$47,667		$256,963		$122,116
Non-GAAP gross profit (gross margin as a percentage of revenue)	$24,549	20%	$17,367	27%	$58,304	18%	$39,549	24%

Operating Expenses:
GAAP research and development	$48,132		$36,751		$148,237		$102,535
Stock-based compensation expense	(10,200)		(5,840)		(27,598)		(20,198)
Earn-out-related taxes (1)	—		—		—		(358)
Acquisition-related costs (2)	—		—		—		(86)
Cost related to registration filings	—		—		—		(80)
Non-GAAP research and development (as a percentage of revenue)	$37,932	30%	$30,911	48%	$120,639	38%	$81,813	51%

GAAP sales and marketing	$35,382		$24,361		$101,842		$62,258
Stock-based compensation expense	(4,962)		(2,251)		(12,793)		(7,018)
Earn-out-related taxes (1)	—		—		—		(424)
Acquisition-related costs (2)	—		—		—		(43)
Cost related to registration filings	—		—		—		(40)
Amortization of intangible assets	(2,114)		(1,092)		(6,562)		(1,092)
Non-GAAP sales and marketing (as a percentage of revenue)	$28,306	23%	$21,018	32%	$82,487	26%	$53,641	33%

GAAP general and administrative	$22,445		$20,268		$66,339		$57,467
Stock-based compensation expense	(9,391)		(7,046)		(23,982)		(21,604)
Earn-out-related taxes (1)	—		—		—		(713)
Acquisition-related costs (2)	9		(2,435)		(1,002)		(5,118)
Cost related to registration filings	—		(15)		(473)		(2,517)
Tax exposures	—		—		(990)		—
Non-GAAP general and administrative (as a percentage of revenue)	$13,063	10%	$10,772	17%	$39,892	13%	$27,515	17%

Non-GAAP Operating Expenses (as a percentage of revenue)	$79,301	63%	$62,701	96%	$243,018	77%	$162,969	101%

	Three Months Ended October 31, 2022		Three Months Ended October 31, 2021		Nine Months Ended October 31, 2022		Nine Months Ended October 31, 2021

Net Loss:
GAAP net loss	$(84,480)		$(69,442)		$(266,446)		$(72,092)
Stock-based compensation expense	25,698		16,022		67,644		51,893
Earn-out-related taxes (1)	—		—		—		1,495
Acquisition-related costs (2)	(9)		2,435		1,002		5,247
Cost related to registration filings	—		15		473		2,637
Tax exposures	—		—		990		—
Amortization of intangible assets	2,837		1,518		8,653		1,518
Change in fair value of preferred stock warrant liability	—		—		—		(9,237)
Change in fair value of assumed common stock warrant liability	—		2,429		24		(30,911)
Change in fair value of contingent earn-out liability	—		—		—		(84,420)
Offering costs allocated to warrant liabilities	—		—		—		7,031
Non-GAAP net loss (as a percentage of revenue)	$(55,954)	(45)%	$(47,023)	(72)%	$(187,660)	(60)%	$(126,839)	(78)%
Benefit from income taxes	(442)		(314)		(2,696)		(211)
Non-GAAP pre-tax net loss (as a percentage of revenue)	$(56,396)	(45)%	$(47,337)	(73)%	$(190,356)	(60)%	$(127,050)	(79)%

(1)Consists of employment taxes paid related to shares issued as part of the earnout.
(2)Consists of professional services fees related to acquisitions.